SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2012

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Our common stock is traded on the New York Stock Exchange (“NYSE”). We are required to maintain market capitalization of more than $50,000,000 (measured over a 30 day trading period) or stockholders’ equity of more than $50,000,000 in order to remain in compliance with NYSE continued listing standards.

As previously disclosed, the NYSE notified us on November 4, 2011 that we are “below compliance” because as of November 1, 2011 our 30 trading-day average market capitalization was $42.3 million and our stockholder’s equity as of September 30, 2011 was $40.9 million. We had 45 days from receipt of that notice to submit a plan to the NYSE and demonstrate our ability to achieve compliance with continued listing standards within 18 months. The plan we submitted has been accepted by the NYSE. As a result, our common stock will continue to be listed on the NYSE, subject to quarterly reviews by the NYSE’s Listing and Compliance Committee to ensure the Company’s progress toward its plan to restore compliance with continued listing standards.

We issued a press release today to disclose the acceptance of our plan by the NYSE and a copy is attached to this Form 8-K as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit

99.1	Press Release dated January 23, 2012, issued by Dover Motorsports, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: January 23, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 23, 2012, issued by Dover Motorsports, Inc.